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                                                                   EXHIBIT 10.20

                                  BIOGEN, INC.

                        1983 EMPLOYEE STOCK PURCHASE PLAN
       (As amended and restated through December 14, 2001, effective as of
                               December 31, 2001)

I.   PURPOSE AND DEFINITIONS

          A. Purpose of the Plan: The Plan is intended to encourage ownership of Shares by all employees of the Company and its Affiliates.

          B. Definitions: Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Employee Stock Purchase Plan, have the following meanings:

          1. "Affiliate" means (a) a corporation in respect of which the Company owns directly or indirectly fifty percent (50%) or more of the voting securities thereof or which is otherwise controlled by the Company; or (b) to the extent not inconsistent with Section 423(a) of the Code, an unincorporated trade or business controlled by the Company which has elected, for federal income tax purposes, to be either (i) classified as an association taxable as a corporation or
          (ii) disregarded as an entity separate from its owner (as provided in Section 301.7701-3 of the federal income tax regulations). For purposes of this definition, the Company shall be deemed to control another entity if the Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise.

          2.   "Board" means the Board of Directors of the Company.

          3. "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

          4. "Committee" means the Stock and Option Plan Administration Committee of the Board or, if such committee ceases to exist, the Board or a committee thereof to which responsibility for administering the Plan shall have been delegated.

          5.   "Company" means Biogen, Inc., a Massachusetts Corporation.

          6. "Compensation" means salary and wages, including overtime pay, received by an Employee before any salary reduction by the employee under Code Sections 401(k) or 125, but excluding bonus, incentive and similar payments and all other forms of non-cash remuneration.

          7.   "Custodian" shall have the meaning set forth in Section IV.C.


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          8.   "Employee" means an individual employed by the Company or an
          Affiliate as a common law employee (determined under the regular personnel policies, practices and classifications of the Company or the Affiliate, as applicable) whose customary employment is 20 hours or more per week and who resides or performs his principal duties within the United States, except as is otherwise determined by the Committee (ii) employees of non-U.S. Affiliates, except as is otherwise determined by the Committee. An individual is not considered an Employee for purposes of the Plan if the individual is classified as a consultant or contractor under the Company or an Affiliate's regular personnel classifications and practices, or if the individual is a party to an agreement to provide services to the Company or an Affiliate without participating in the Plan, notwithstanding that such individual may be treated as a common law employee for payroll tax, coverage requirements under Section 410(b) of the Code, nondiscrimination requirements under Section 401(a)(4) of the Code or other legal purposes.

          9.   "Employee Share Price" shall have the meaning set forth in
          Section V.A.

          10. "Enrollment Dates" are the earliest date participation is permitted hereunder by the Committee when the Plan is first made operative and each successive January 1 and July 1 thereafter.

          11. "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time.

          12.  "Fair Market Value"

               (i) If Shares are purchased by the Plan on a U.S. securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, the actual purchase price of such Shares shall be such Shares' Fair Market Value.

               (ii) In all other circumstances including if Shares are purchased by the Plan from the Company, in determining such Shares' Fair Market Value, if the Shares are then listed on any U.S. securities exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market AND sale prices are regularly reported for the Shares, then the Fair Market Value shall be the arithmetic mean between the "high" and "low" sale prices for the Shares reported on the applicable composite tape or other comparable reporting system on the applicable date, or if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date. If sale prices are not regularly reported for the Shares as described in the immediately preceding sentence but bid and asked prices for the Shares are regularly reported, then the Fair Market Value shall be the mean between the closing or last bid and asked prices for the Shares on the applicable date or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date. If sale prices are not regularly reported for the Shares as described in two



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               immediately preceding sentences, then the Fair Market Value shall be such value as the Committee in good faith determines.

          13.  "Monthly Share Purchase Date" shall have the meaning set forth in
          Section IV.C.

          14.  "Option" means a right or option granted under the Plan.

          15. "Participant" means an Employee who is enrolled in the Plan, provided however that no Employee may be granted an Option under the Plan if, immediately after the Option is granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power (or in the case of non-voting stock, value) of all classes of issued and outstanding stock of the Company or Affiliate(s) (other than wholly owned subsidiaries of the Company.) For purposes of determining stock ownership the applicable rules of the Code (including attribution) shall control.

          16. "Participant's Survivors" means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to an Option by will or by the laws of descent and distribution including where appropriate his/her estate.

          17. "Plan" means this Employee Stock Purchase Plan, as amended and restated from time to time.

          18. "Shares" means the Common Stock of the Company, par value $0.01 per share, as to which Options have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article VI of the Plan.

II.  SHARES SUBJECT TO THE PLAN

          A. Subject to the terms of Article VI, the maximum aggregate number of Shares which may be optioned and purchased from time to time shall be One Million (1,000,000) Shares.

          If an Option ceases to be "outstanding", in whole or in part, the Shares which were subject to such Option but not purchased shall be available for the granting of the other Options. An Option shall be treated as "outstanding" until such Option is exercised in full, or terminates or expires under the provisions of the Plan.

          B.   No options shall be granted after December 31, 2007.

III. ADMINISTRATION OF THE PLAN

          The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to interpret the provisions of the Plan and each Option, and to make any



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rules and determinations which it deems necessary or advisable for the administration of the Plan provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status of the Options under the Plan granted to Employees subject to United States federal income taxation and the Plan within the meaning of Section 423 of the Code. In addition, the Plan is intended to comply in all respects with Rule 16b-3 or its successors promulgated under the Exchange Act, with respect to Participants who are subject to Section 16 of the Exchange Act. The Plan will be interpreted in a manner which comports with this intention.

IV.  ELIGIBILITY FOR PARTICIPATION

          A. Subject to the limits in Article II, on the January 1 Enrollment Date of each year in the case of an Employee who is a Participant on such January 1 Enrollment Date and on the July 1 Enrollment Date of each year in the case of an Employee who is a Participant on such July 1 Enrollment Date, the Company will be deemed to have granted to each such Participant an Option to purchase, during a six-month period commencing on the Enrollment Date on which such Option is granted and in the manner provided hereunder, such number of Shares as have an aggregate Employee Share Price (as determined under Section V.A) equal to $2,500.00. If, on any Enrollment Date, an insufficient number of Shares remains available under the Plan to grant to each Participant an Option to purchase such number of Shares, then the number of Shares subject to each Option to be granted on such Enrollment Date shall be reduced equally so that the aggregate number of Share subject to all Options granted on such Enrollment Date shall not exceed the number of Shares then available under the Plan.

          B. Employee Contributions: Each eligible Employee may, on an enrollment application and payroll withholding form approved by the Committee and filed with his/her employer's payroll department no later than thirty (30) days prior to a January or July Enrollment Date, elect to participate and make contributions by payroll deduction of any whole percentage form 1% to 10% of such Employee's Compensation payable on each payroll period.

          In the event that the amount contributed by a Participant during an Option exercise period (i.e., the six-month periods commencing on an Enrollment
Date) is in excess of the maximum amount which may be applied to purchase shares for such Participant, such excess shall be returned to the Participant. No interest shall accrue or be payable to any Participant with respect to any amount contributed by the Participant, whether such sums are applied to purchase Shares or are returned to the Participant.

          Payroll deductions may only be increased by a Participant effective as of an Enrollment Date, but may be decreased effective with respect to any payroll period, provided written election on a change authorization and payroll withholding form approved by the Committee is received by the Participant's employer's payroll department no later than thirty (30) days prior thereto.

          C.   Application of Payroll Contributions:


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               1.   The employer will remit to a bank, stock brokerage firm or other custodian (the "Custodian") selected by the Company, the accumulated withheld funds of all electing Participants together with employer contributions pursuant to Section IV.G, if any, as soon as reasonably possible following the end of the month in which the deductions were made. Prior to such remittance, Participant contributions may be commingled with other Company funds. Not less frequently than monthly, the Custodian shall buy from the Company or, if the Committee prior thereto approves, give an order to the stock broker selected by the Company to purchase (or if the Custodian shall be such stock broker, shall itself purchase) in the open market, the total number of Shares purchasable with the monies available from such remittance. The date on which Shares are so acquired shall be referred to as the "Monthly Share Purchase Date." The Committee shall instruct the Custodian whether to purchase Shares from the Company or on the open market, after giving due consideration to any applicable securities laws and the advice of the chief financial officer of the Company. A Participant shall be deemed to have exercised his/her Options on the Monthly Share Purchase Date to the extent of such purchase unless prior thereto the Participant shall have effectively withdrawn pursuant to the terms hereof.

               The Company may, in its sole and absolute discretion, refuse to sell Shares to the Custodian under the Plan if to do so would be violative of any commitment or restriction (whether legally binding or otherwise) not to issue or sell its own shares, as from time to time exists, and whether such commitment or restriction existed prior to or subsequent to the adoption of the Plan or for any other reason the Company deems appropriate. The refusal of the Company to sell Shares to the Custodian under the Plan shall not adversely affect the Plan's right and power to acquire such Shares from any other source the Committee deems appropriate.

               2. The certificates representing the Shares so purchased shall be issued in the name of and delivered to the Custodian and the account of each electing Participant shall be credited with the number of Shares to which he/she shall be entitled on the basis of his/her proportion of the aggregate remittance.

               3. Any cash dividends paid on Shares shall automatically be used to purchase additional shares of the Common Stock of the Company, unless a Participant in writing instructs the Custodian to the contrary. The purchases described in the preceding sentence, whether purchased by the Custodian from the Company or in the open market, shall be in addition to the number of Shares purchasable pursuant to
          Section II.A and Section IV.A and shall not be of Shares optioned under the Plan. Section IV.G with respect to employer's contribution shall be inapplicable with respect to shares of the Common Stock of the Company acquired under this Paragraph IV.C.3.

               4. By enrolling in the Plan, each Participant is deemed to have authorized the establishment of a brokerage account in his/her name at a securities brokerage firm selected




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          by or approved of by the Committee.

          D.   Transfer of Certificates to Electing Participants:

               1. Upon request by a Participant and receipt by the Custodian of written notice to such effect from the Company, all or any portion of the Shares in the Participant's account shall be transferred by the Custodian out of its name into the name of the Participant and a certificate evidencing them shall be issued in the name of and delivered to the Participant.

               2. In order to preserve the intended purposes of the Plan as set forth in Section 1.A, Employees who become Participants in the Plan agree not to transfer or otherwise dispose of Shares acquired on their behalf under the Plan (other than in the case of an Employee's death or total and permanent disability as determined by the Committee) prior to one year from the date of acquisition of such Shares on their behalf.

          E. Shares Retained by the Custodian: Accumulation of Shares not transferred to Participants under Section IV.D shall be held by the Custodian for the account of the Participant entitled thereto, but all rights accruing to an owner of record on such Shares shall belong to and be vested in the Participant for whose account it is being held, including the right to receive any and all dividend payable in respect of such Shares whether in cash, shares of the Company's Common Stock or otherwise, and the right to receive all notices of stockholders' meetings (which shall be forwarded to the Participant by the Custodian without delay) and to direct the Custodian how to vote thereat to the same extent as if such Shares were held in street name by a brokerage firm or otherwise.

          F.   Withdrawal:

               1. An electing Participant may discontinue his/her election and withdraw from the Plan as of the payroll period next following 30 days from the date written notice on a change authorization and payroll withholding form approved by the Committee is received by his/her employer's payroll department; provided, however, that an electing Participant who shall have discontinued his/her election and withdrawn from the Plan may not resubscribe to the Plan prior to the Enrollment Date coincident with or next following twelve (12) months from the effective date of such discontinuance.

               2. A Participant shall be deemed to have discontinued his/her election and withdrawn from the Plan immediately upon the occurrence of any of the following:

               a. The termination for any reason of the Participant's employment with the Company or with an Affiliate. A Participant's employment shall not be deemed terminated by reason of a transfer to another employer which is the Company or an Affiliate. A Participant who has elected participation under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent or total disability) or who is on leave of absence for any



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               purpose authorized by his/her employer and permitted by an authoritative interpretation (e.g., regulation, ruling, case law, etc.) of Section 423 of the Code, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his/her employment with the Company or with an Affiliate, except as the Committee may otherwise expressly provide or determine.

               b.   Death of the Participant.

               c. The filing with or levying upon the Company or the Custodian of any judgment, attachment, garnishment, or other court order affecting either the Participant's earnings or his/her account under the Plan.

               d.   Termination of the Plan prior to its expiration.

               e.   Expiration of the Plan.

               3. Upon the discontinuance of an election and withdrawal from the Plan by a Participant, all Shares in the account of the Participant shall be transferred out of the Custodian's name and into the name of the Participant and a certificate evidencing such Shares shall be issued in the name of and delivered to the Participant; and all dividends and remaining cash if any credited to his/her account shall be paid to the Participant.

          G. Employer Contribution: Each Participant's employer will, as frequently as is necessary contribute an amount equal to the difference between the Employee Share Price as determined at Section V.A and the cost per share to the Custodian if the Shares are not acquired from the Company. If the Shares are acquired from the Company, the Company shall sell such Shares to the Custodian at a price equal to the Employee Share Price.


V.  TERMS AND CONDITIONS OF OPTIONS AND ISSUANCE OF SHARES

          No Option shall be granted to a Participant, and no purported grant of any Option shall be effective, until an enrollment application and payroll withholding form approved by the Committee shall have been duly executed on behalf of the Company and by the Participant. Such enrollment application and payroll withholding form and the agreement constituted thereby shall be subject to at least the following terms and conditions:

          A. Employee Share Price: The "Employee Share Price" as of a Monthly Share Purchase Date shall be eighty-five percent (85%) of the lower of the:

               1. Fair Market Value of the Shares at the date of grant of the Option (i.e., the applicable January 1 or July 1 Enrollment Date); or

               2. Fair Market Value of the Shares at the Monthly Share Purchase Date.



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          B.   Effect of Death and Participant's Survivors: In the event that a
Participant to whom an Option has been granted ceases to be an employee of the Company or of an Affiliate by reason of such Participant's death, such Option to the extent exercisable but not exercised on the date of death shall be deemed exercised by the Participant's Survivors to the extent of any monies contributed by the Participant and his/her employer prior to the Participant's death.

          A Participant may determine that a designated person shall become the Participant's Survivor either by selecting a joint account (with a right of survivorship running to such designated joint owner), or by so designating in his/her will or otherwise as controlled under the applicable law with respect to testamentary dispositions. In the absence of a valid disposition the applicable laws of descent and distribution shall control. The Custodian may require such proof and indemnification (documentary or otherwise) as it deems necessary and appropriate before releasing any Shares and/or funds in a Participant's account to a person other than the Participant.

          C. Assignability and Transferability of Options: By its terms, an Option granted to a Participant shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as interpreted under Rule 16b-3 promulgated under the Exchange Act, and shall be exercisable, during the Participant's lifetime, only by such Participant. Such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise). Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted hereunder contrary to the provisions of this
Section V.C shall be null and void.

          D. All Participants to Have Equal Rights and Privileges: All Participants shall have equal rights and privileges under the Plan. The fact that the maximum number of Shares which may be acquired by Participants bears a uniform relationship to compensation or is limited by a maximum purchase restriction shall not be deemed to be violative of the foregoing sentence.

VI.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

          In the event that the outstanding shares of the Company's Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividend payable in capital stock, or the like, appropriate adjustment shall be made in the number and kind of Shares for the purchase of which Options may be granted under the Plan and, in addition, appropriate adjustment to prevent dilution or enlargement of the rights granted to or available for Participants shall be made in the number and kind of Shares and in the Employee Share Price of outstanding Options so that each Option holder shall be in a position equivalent to the position the Option holder would have been in had the Option holder exercised the Options immediately prior to the applicable event. No such adjustment shall be made which shall, within the meaning of the applicable provisions of the Code, constitute such a modification, extension or renewal of an Option as to cause


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it to be considered as the grant of a new Option.

VII. EFFECT OF DISSOLUTION OR LIQUIDATION OF THE COMPANY

          Upon the dissolution or liquidation of the Company other than in connection with a transaction to which the preceding Article VI is applicable, all Options granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors hereunder have not otherwise terminated and expired, the Participant or the Participant's Survivors shall be deemed to have exercised such Options to the extent of any monies contributed by the Participant or his/her employer as of the date immediately prior to such dissolution or liquidation.

VIII.  TERMINATION OF THE PLAN

         No Options shall be granted after December 31, 2007. The Plan may be terminated at an earlier date by vote of either the stockholders of the Company or the Board. The termination of the Plan shall not affect any Options granted or Shares acquired prior to the effective date of such termination.

IX.  AMENDMENT OF THE PLAN

          Except as provided in the following sentence, the Plan may be amended by the stockholders of the Company, the Board, or the Committee, including amendment of the Plan from time to time to designate corporations whose employees may be offered Options under the Plan from among a group consisting of the Company and Affiliates. Amendments effecting: (i) any increase in the aggregate number of Shares which may be issued under the Plan (other than an increase merely reflecting a change in capitalization such as stock dividend or stock split) or (ii) changing the designation of corporations whose employees may be offered options under the Plan, except designations described in the preceding sentence, must be approved by the stockholders within twelve (12) months after such amendment is adopted by the Board or by the Committee or such amendment is void ab initio. In addition, if the scope of any amendment is such as to require stockholder approval in order to comply with Rule 16b-3 under the Exchange Act, such amendment shall also require approval by the stockholders. No amendment shall affect any Options theretofore granted or any Shares theretofore acquired by a Participant, unless such amendment shall expressly so provide and unless any Participant to whom an Option has been granted who would be adversely affected by such amendment consents in writing thereto.

X.  EMPLOYMENT RELATIONSHIP

          Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from terminating his/her employment with the Company or an Affiliate.


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XI.   OPTION HOLDERS NOT STOCKHOLDERS

          Neither the granting of an Option nor the deduction from payroll shall constitute an Employee the owner of Shares covered by an Option until such Shares have been purchased on his/her behalf pursuant to Article IV.

XII.  WITHHOLDING TAXES

          Any taxes subject to withholding payable with respect to the amounts to be paid to the Custodian pursuant to the provisions hereof will be deducted by a Participant's employer from the balance of the Participant's salary, and not reduce the amounts so to be paid to the Custodian.

XIII. USE OF FUNDS BY THE COMPANY

          The proceeds received by the Company from the sale of Shares pursuant to Options granted under the Plan will be used for general corporate purposes.

XIV.  STATEMENT OF ACCOUNT

         Following each purchase of Shares on behalf of a Participant, such Participant will receive from the Custodian a statement of his/her account showing (i) the respective total amounts of payments (by the Participant and, if applicable, his/her employer) made to the Custodian on behalf of such Participant under Paragraph IV.C.1, (ii) the Participant's share of any cash dividends and other cash distributions and of the amount and proceeds of sale of any other distributions or rights received by the Custodian, (iii) the total cost of all Shares purchased by the Custodian for the account of such Participant, (iv) such Participant's share of any stock dividends on the Shares, and (v) the number of Shares delivered, or to be delivered, to such Participant with respect to the period since the last statement.

XI.   BROKERAGE COMMISSIONS AND OTHER COSTS

          Brokerage commissions, if any, payable in connection with the purchase of Shares hereunder (and shares acquired through dividend reinvestment, if any) and transfer taxes payable in connection with the delivery to Participants of Shares acquired hereunder (and shares acquired through dividend reinvestment, if any) together with the other costs and expenses incurred in administering the Plan, including the fees and expenses of the Custodian, will be borne by the Company and Affiliates.

XIV.  EFFECTIVE DATE

          The Plan became effective on October 1, 1983.




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